EXHIBIT 10.16

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR ANY STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT AGREEMENT

To Purchase Shares of the Series C Preferred Stock of

NEXX SYSTEMS, INC.

Dated as of June 19, 2007, (the “Effective Date”)

WHEREAS, NEXX SYSTEMS, INC., a Delaware corporation (the “Company”), has entered into a Loan and Security Agreement of even date herewith (the “Loan Agreement”) with Hercules Technology Growth Capital, Inc., a Maryland corporation (the “Warrantholder”);

WHEREAS, the Company desires to grant to Warrantholder, in consideration for, among other things, the financial accommodations provided for in the Loan Agreement, the right to purchase shares of its Series C Preferred Stock pursuant to this Warrant Agreement (the “Agreement”);

NOW, THEREFORE, in consideration of the Warrantholder executing and delivering the Loan Agreement and providing the financial accommodations contemplated therein, and in consideration of the mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

SECTION 1.	GRANT OF THE RIGHT TO PURCHASE PREFERRED STOCK.

For value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, 284,810 fully paid and non-assessable shares of the Preferred Stock (as defined below) at a purchase price of $1.58 per share (the “Exercise Price”).  The number and Exercise Price of such shares are subject to adjustment as provided in Section 8.  As used herein, the following terms shall have the following meanings:

“Act” means the Securities Act of 1933, as amended.

“Charter” means the Company’s Certificate of Incorporation or other constitutional document, as may be amended from time to time.

“Common Stock” means the Company’s common stock;

“Initial Public Offering” means the initial underwritten  public offering of the Company’s Common Stock pursuant to a registration statement under the Act, which public offering has been declared effective by the Securities and Exchange Commission (“SEC”);

“Merger Event” means a merger or consolidation involving the Company in which the Company is not the surviving entity, or in which the outstanding shares of the Company’s capital stock are otherwise converted into or exchanged for shares of capital of another entity.

“Preferred Stock” means the Series C Preferred Stock of the Company and any other stock into or for which the Series C Preferred Stock may be converted or exchanged, and upon and after the occurrence of an event which results in the automatic or voluntary conversion, redemption or retirement of all (but not less than all) of the outstanding shares of such Preferred Stock, including, without limitation, the consummation of an Initial Public Offering of the Common Stock in which such a conversion occurs, then from and after the date upon which such outstanding shares are so converted, redeemed or retired, “Preferred Stock” shall mean such Common Stock; and

“Purchase Price” means, with respect to any exercise of this Agreement, an amount equal to the Exercise Price as of the relevant time multiplied by the number of shares of Preferred Stock requested to be exercised under this Agreement pursuant to such exercise.

“Rights Agreement” means that certain Amended and Restated Investor Rights Agreement among the Company and the Investors named therein dated September 20, 2005.

SECTION 2.	TERM OF THE AGREEMENT.

Except as otherwise provided for herein, the term of this Agreement and the right to purchase Preferred Stock as granted herein (the “Warrant) shall commence on the Effective Date and shall be exercisable for a period ending upon the earliest to occur of (i) seven (7) years from the Effective Date; or (ii) three (3) years after the Initial Public Offering.  Notwithstanding the foregoing, if a Merger Event occurs in which the Company’s Series C Preferred Stock is convertible into cash and/or shares of the acquiring company, and such acquiring company’s common stock is registered under the Securities Exchange Act of 1934, as amended, then the Warrant shall be exercisable until immediately prior to the closing of such Merger Event, after which  time this Warrant shall be null and void and without further force or effect.

SECTION 3.	EXERCISE OF THE PURCHASE RIGHTS.

(a)  Exercise.  The purchase rights set forth in this Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the “Notice of Exercise”), duly completed and executed.  Promptly upon receipt of the Notice of Exercise and the payment of the Purchase Price in accordance with the terms set forth below, and in no event later than three (3) days thereafter, the Company shall issue to the Warrantholder a certificate for the number of shares of Preferred Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the “Acknowledgment of Exercise”) indicating the number of shares which remain subject to future purchases, if any.

The Purchase Price may be paid at the Warrantholder’s election either (i) by cash or check, or (ii) by surrender of all or a portion of the Warrant  for shares of Preferred Stock to be exercised under this Agreement and, if applicable, an amended Agreement representing the remaining number of shares purchasable hereunder, as determined below (“Net Issuance”).  If the Warrantholder elects the Net Issuance method, the Company will issue Preferred Stock in accordance with the following formula:

X = Y(A-B)
           A

Where:	X =	the number of shares of Preferred Stock to be issued to the Warrantholder.

Y =	the number of shares of Preferred Stock requested to be exercised under this Agreement.

A =	the fair market value of one (1) share of Preferred Stock at the time of issuance of such shares of Preferred Stock.

B =	the Exercise Price.

For purposes of the above calculation, current fair market value of Preferred Stock shall mean with respect to each share of Preferred Stock:

(i) if the exercise is in connection with an Initial Public Offering, and if the Company’s Registration Statement relating to such Initial Public Offering has been declared effective by the SEC, then the fair market value per share shall be the product of (x) the initial “Price to Public” of the Common Stock specified in the final prospectus with respect to the offering and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise;

(ii) if the exercise is after, and not in connection with an Initial Public Offering, and:

(A) if the Common Stock is traded on a securities exchange, the fair market value shall be deemed to be the product of (x) the average of the closing prices over a five (5) day period ending three days before the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise; or

(B) if the Common Stock is traded over-the-counter, the fair market value shall be deemed to be the product of (x) the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) over the five (5) day period ending three days before the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise;

(iii) if at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ National Market or the over-the-counter market, the current fair market value of Preferred Stock shall be the product of (x) the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by its Board of Directors and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise, unless the Company shall become subject to a Merger Event, in which case the fair market value of Preferred Stock shall be deemed to be the per share value received by the holders of the Company’s Preferred Stock on a common equivalent basis pursuant to such Merger Event.

Upon partial exercise by either cash or Net Issuance, the Company shall promptly issue an amended Agreement representing the remaining number of shares purchasable hereunder. All other terms and conditions of such amended Agreement shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

(b)           Exercise Prior to Expiration.  To the extent this Agreement is not previously exercised as to all Preferred Stock subject hereto, and if the fair market value of one share of the Preferred Stock is greater than the Exercise Price then in effect, this Agreement shall be deemed automatically exercised pursuant to Section 3(a) (even if not surrendered) immediately before its expiration.  For purposes of such automatic exercise, the fair market value of one share of the Preferred Stock upon such expiration shall be determined pursuant to Section 3(a).  To the extent this Agreement or any portion thereof is deemed automatically exercised pursuant to this Section 3(b), the Company agrees to promptly notify the Warrantholder of the number of shares of Preferred Stock, if any, the Warrantholder is to receive by reason of such automatic exercise.

SECTION 4.	RESERVATION OF SHARES.

During the term of this Agreement, the Company will at all times have authorized and reserved a sufficient number of shares of its Preferred Stock to provide for the exercise of the rights to purchase Preferred Stock as provided for herein, and shall have authorized and reserved a sufficient number of shares of its Common Stock to provide for the conversion of the Preferred Shares available hereunder.

SECTION 5.	NO FRACTIONAL SHARES OR SCRIP.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Agreement, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

SECTION 6.	NO RIGHTS AS SHAREHOLDER/STOCKHOLDER.

This Agreement does not entitle the Warrantholder to any voting rights or other rights as a shareholder/stockholder of the Company prior to the exercise of this Agreement.

SECTION 7.	WARRANTHOLDER REGISTRY.

The Company shall maintain a registry showing the name and address of the registered holder of this Agreement.  Warrantholder’s initial address, for purposes of such registry, is set forth below Warrantholder’s signature on this Agreement.  Warrantholder may change such address by giving written notice of such changed address to the Company.

SECTION 8.	ADJUSTMENT RIGHTS.

The Exercise Price and the number of shares of Preferred Stock purchasable hereunder are subject to adjustment, as follows:

(a)  Initial Public Offering.  Subject to the provisions of  Section 2 of this Agreement, if Company has not consummated an Initial Public Offering on or before June ___, 2008, the Warrantholder shall automatically, notwithstanding any other provision herein to the contrary, be entitled to subscribe for and purchase, from the Company, the number of fully paid and non-assessable shares of the Preferred Stock at a purchase price per share of $1.58 less an amount equal to 2% of $1.58 per month provided that the purchase price per share shall not be lower than $1.215.

(b)  Merger Event.  Subject to the provisions of  Section 2 of this Agreement, if at any time there shall be Merger Event, then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of this Agreement, the number of shares of preferred stock or other securities or property of the successor corporation resulting from such Merger Event that would have been issuable if Warrantholder had exercised this Agreement immediately prior to the Merger Event.  Subject to the provisions of Section 2 of this Agreement, in any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Agreement with respect to the rights and interests of the Warrantholder after the Merger Event to the end that the provisions of this Agreement (including adjustments of the Exercise Price and number of shares of Preferred Stock purchasable) shall be applicable in their entirety, and to the greatest extent possible.  Without limiting the foregoing, in connection with any Merger Event, upon the closing thereof, and subject to the provisions of Section 2 of this Agreement, the successor or surviving entity shall assume the obligations of this Agreement.  In connection with a Merger Event and upon Warrantholder’s written election to the Company, the Company shall cause this Warrant Agreement to be exchanged for the consideration that Warrantholder would have received if Warrantholder chose to exercise its right to have shares issued pursuant to the Net Issuance provisions of this Warrant Agreement without actually exercising such right, acquiring such shares and exchanging such shares for such consideration.

(c)  Reclassification of Shares.  Except as set forth in Section 8(a), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Agreement exist into the same or a different number of securities of any other class or classes, this Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change.

(d)  Subdivision or Combination of Shares.  If the Company at any time shall combine or subdivide its Preferred Stock, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased, and the number of shares of Preferred Stock issuable upon exercise of this Agreement shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased, and the number of shares of Preferred Stock issuable upon the exercise of this Agreement shall be proportionately decreased.

(e)  Stock Dividends.  If the Company at any time while this Agreement is outstanding and unexpired shall:

(i) pay a dividend with respect to the Preferred Stock payable in Preferred Stock, then the Exercise Price shall be adjusted, from and after the date of determination of [shareholders/stockholders] entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Preferred Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Preferred Stock outstanding immediately after such dividend or distribution; or

(ii) make any other distribution with respect to Preferred Stock (or stock into which the Preferred Stock is convertible), except any distribution specifically provided for in any other clause of this Section 8, then, in each such case, provision shall be made by the Company such that the Warrantholder shall receive upon exercise or conversion of this Warrant a proportionate share of any such distribution as though it were the holder of the Preferred Stock (or other stock for which the Preferred Stock is convertible) as of the record date fixed for the determination of the stockholders of the Company entitled to receive such distribution.

(f)  Antidilution Rights. Additional antidilution rights applicable to the Preferred Stock purchasable hereunder are as set forth in the Company’s Charter and shall be applicable with respect to the Preferred Stock issuable hereunder.  The Company shall promptly provide the Warrantholder with any restatement, amendment, modification or waiver of the Charter; provided, that no such amendment, modification or waiver shall impair or reduce the antidilution rights applicable to the Preferred Stock as of the date hereof unless such amendment, modification or waiver affects the rights of Warrantholder with respect to the Preferred Stock in the same manner as it affects all other holders of Preferred Stock.  For the avoidance of doubt, there shall be no duplicate anti-dilution adjustment pursuant to this subsection (e), the forgoing subsection (d) and the Company’s Charter.

(g)  Notice of Adjustments.  If: (i) the Company shall declare any dividend or distribution upon its stock, whether in stock, cash, property or other securities (assuming Warrantholder consents to a dividend involving cash, property or other securities); (ii) the Company shall offer for subscription prorata to the holders of any class of its Preferred Stock or other convertible stock any additional shares of stock of any class or other rights; (iii) there shall be any Merger Event; (iv) there shall be an Initial Public Offering; (v) the Company shall sell, lease, license or otherwise transfer all or substantially all of its assets; or (vi) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder: (A) at least thirty (30) days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Preferred Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; (B) in the case of any such Merger Event, sale, lease, license or other transfer of all or substantially all assets, dissolution, liquidation or winding up, at least twenty (20) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Preferred Stock shall be entitled to exchange their Preferred Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up); and (C) in the case of an Initial Public Offering, the Company shall give the Warrantholder at least thirty (30) days’ written notice prior to the anticipated effective date thereof.

Each such written notice shall set forth, in reasonable detail, (i) the event requiring the notice, and (ii) if any adjustment is required to be made, (A) the amount of such adjustment, (B) the method by which such adjustment was calculated, (C) the adjusted Exercise Price (if the Exercise Price has been adjusted), and (D) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, or by reputable overnight courier with all charges prepaid, addressed to the Warrantholder at the address for Warrantholder set forth in the registry referred to in Section 7.

(h)  Timely Notice.  Failure to timely provide such notice required by subsection (f) above shall entitle Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Warrantholder.  For purposes of this subsection (g), and notwithstanding anything to the contrary in Section 12(g), the notice period shall begin on the date Warrantholder actually receives a written notice containing all the information required to be provided in such subsection (f).

SECTION 9.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

(a)  Reservation of Preferred Stock.  The Preferred Stock issuable upon exercise of the Warrantholder’s rights has been duly and validly reserved and, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, that the Preferred Stock issuable pursuant to this Agreement may be subject to restrictions on transfer under state and/or federal securities laws.  The Company has made available to the Warrantholder true, correct and complete copies of its Charter and current bylaws. The issuance of certificates for shares of Preferred Stock upon exercise of this Agreement shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Preferred Stock; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer and the issuance and delivery of any certificate in a name other than that of the Warrantholder.

(b)  Due Authority.  The execution and delivery by the Company of this Agreement and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the shares of Preferred Stock and the Common Stock into which it may be converted, have been duly authorized by all necessary corporate action on the part of the Company.  The Loan Agreement and this Agreement: (1) are not inconsistent with the Company’s Charter or current bylaws; (2) do not contravene any law or governmental rule, regulation or order applicable to it; and (3) do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound.  The Loan Agreement and this Agreement constitute legal, valid and binding agreements of the Company, enforceable in accordance with their respective terms.

(c)  Consents and Approvals.  No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Agreement, except for the filing of notices pursuant to Regulation D under the Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.

(d)  Issued Securities.  All issued and outstanding shares of Common Stock, Preferred Stock or any other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable.  All outstanding shares of Common Stock, Preferred Stock and any other securities were issued in full compliance with all federal and state securities laws.  In addition, as of the date immediately preceding the date of this Agreement:

(i) The authorized capital of the Company is as set forth on Schedule A attached hereto.

(ii) Except for the options and warrants described in Schedule A, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company’s capital stock or other securities of the Company.

(e)  Insurance.  The Company has in full force and effect insurance policies, with extended coverage, insuring the Company and its property and business against such losses and risks, and in such amounts, as are described in the Loan Agreement.

(f)  Other Commitments to Register Securities.  Except as set forth in this Agreement, and except as set forth in the Amended and Restated Investor Rights Agreement between the Company and certain holders of its equity securities dated as of September 20, 2005 (a copy of which has previously been provided to the Warrantholder), the Company is not, pursuant to the terms of any other agreement currently in existence, under any obligation to register under the Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

(g)  Exempt Transaction.  Subject to the accuracy of the Warrantholder’s representations in Section 10, the issuance of the Preferred Stock upon exercise of this Agreement, and the issuance of the Common Stock upon conversion of the Preferred Stock, will each constitute a transaction exempt from (i) the registration requirements of Section 5 of the Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

(h)  Compliance with Rule 144.  If the Warrantholder proposes to sell Preferred Stock issuable upon the exercise of this Agreement, or the Common Stock into which it is convertible,  in compliance with Rule 144 promulgated by the SEC, then, upon Warrantholder’s written request to the Company, the Company shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement confirming the Company’s compliance with the filing requirements of the SEC as set forth in such Rule, as such Rule may be amended from time to time.

(i)  Information Rights.  During the term of this Warrant, the initial Warrantholder (and any affiliates of the initial Warrantholder) shall be entitled to the information rights contain in Section 7.1 of the Loan Agreement, and Section 7.1 of the Loan Agreement is hereby incorporated into this Agreement by this reference as though fully set forth herein, provided, however, that the Company shall not be required to deliver a Compliance Certificate once all Indebtedness (as defined in the Loan Agreement) owed by the Company to Warrantholder as been repaid.

SECTION 10.	REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

This Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

(a)  Investment Purpose.  The right to acquire Preferred Stock or the Preferred Stock issuable upon exercise of the Warrantholder’s rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b)  Private Issue.  The Warrantholder understands (i) that the Preferred Stock issuable upon exercise of this Agreement is not registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 10.

(c)  Financial Risk.  The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(d)  Risk of No Registration.  The Warrantholder understands that if the Company does not register with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934 (the “1934 Act”), or file reports pursuant to Section 15(d) of the 1934 Act, or if a registration statement covering the securities under the Act is not in effect when it desires to sell (i) the rights to purchase Preferred Stock pursuant to this Agreement or (ii) the Preferred Stock issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period.  The Warrantholder also understands that any sale of (A) its rights hereunder to purchase Preferred Stock or (B) Preferred Stock issued or issuable hereunder which might be made by it in reliance upon Rule 144 under the Act may be made only in accordance with the terms and conditions of that Rule.

(e)  Accredited Investor.  Warrantholder is an “accredited investor” within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

(f)  Disposition of Warrantholder’s Rights.  In no event will the Warrantholder make a disposition of any of its rights to acquire Preferred Stock or Preferred Stock issuable upon exercise of such rights unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Warrantholder) reasonably satisfactory to the Company and its counsel to the effect that (A) appropriate action necessary for compliance with the Act has been taken, or (B) an exemption from the registration requirements of the Act is available.  Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Preferred Stock or Preferred Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, or to any transfers to an Affiliate of Warrantholder, and shall terminate as to any particular share of Preferred Stock when (1) such security shall have been effectively registered under the Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the Act, or (3) a letter shall have been issued to the Warrantholder at its request by the staff of the SEC or a ruling shall have been issued to the Warrantholder at its request by the SEC stating that no action shall be recommended by such staff or taken by the SEC, as the case may be, if such security is transferred without registration under the Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required.  Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Warrantholder or holder of a share of Preferred Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for this Warrant or for such shares of Preferred Stock not bearing any restrictive legend.

(g)  Diligence.  Warrantholder has had an opportunity to discuss the Company’s business, management and financial affairs with its management and an opportunity to review the Company’s facilities.

SECTION 11.	TRANSFERS.

Subject to compliance with applicable federal and state securities laws, this Agreement and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes) upon surrender of this Agreement properly endorsed and in accordance with the provisions of this Agreement.  Each taker and holder of this Agreement, by taking or holding the same, consents and agrees that this Agreement, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Agreement shall have been so endorsed and its transfer recorded on the Company’s books, shall be treated by the Company and all other persons dealing with this Agreement as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Agreement.  Subject to the Warrantholder’s compliance with the provisions of Section 10(f) of this Agreement and all applicable securities laws, the transfer of this Agreement shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the “Transfer Notice”), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.  Until the Company receives such Transfer Notice,  the Company may treat the registered owner hereof as the owner for all purposes.

SECTION 12.	MISCELLANEOUS.

(a)  Effective Date.  The provisions of this Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof.  This Agreement shall be binding upon any successors or assigns of the Company.

(b)  Remedies.  In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable.

(c)  No Impairment of Rights.  The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

(d)  Additional Documents.  The Company, upon execution of this Agreement, shall provide the Warrantholder with certified resolutions with respect to the representations, warranties and covenants set forth in Sections 9(a) through 9(c).  The Company shall also supply such other documents as the Warrantholder may from time to time reasonably request.

(e)  Attorney’s Fees.  In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to reasonable attorneys’ fees and reasonable expenses and all costs of proceedings incurred in enforcing this Agreement.  For the purposes of this Section 12(e), attorneys’ fees shall include without limitation fees incurred in connection with the following: (i) contempt proceedings; (ii) discovery; and post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment.

(f)  Severability.  In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

(g)  Notices.  Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication that is required, contemplated, or permitted under this Agreement or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid (provided, that any Advance Request shall not be deemed received until Lender’s actual receipt thereof), and shall be addressed to the party to be notified as follows:

If to Warrantholder:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
Legal Department
Attention:  Chief Legal Officer and Manuel Henriquez
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Facsimile:  650-473-9194
Telephone:  650-289-3060

If to the Company:

NEXX SYSTEMS, INC.
5 Suburban Park Drive
Billerica, MA  01821
Attention:  Stanley D. Piekos, CFO
Facsimile: 978-932-2045
Telephone: 978-932-2030

or to such other address as each party may designate for itself by like notice.

(h)  Entire Agreement; Amendments.  This Agreement constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof (including Lender’s proposal letter dated November 20, 2006).  None of the terms of this Agreement may be amended except by an instrument executed by each of the parties hereto.

(i)  Headings.  The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

(j)  Advice of Counsel.  Each of the parties represents to each other party hereto that it has discussed (or had an opportunity to discuss) with its counsel this Agreement and, specifically, the provisions of Sections 12(n), 12(o), 12(p). 12(q) and 12(r).

(k)  No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(l)  No Waiver.  No omission or delay by Warrantholder at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the Company at any time designated, shall be a waiver of any such right or remedy to which Warrantholder is entitled, nor shall it in any way affect the right of Warrantholder to enforce such provisions thereafter.

(m)  Survival.  All agreements, representations and warranties contained in this Agreement or in any document delivered pursuant hereto shall be for the benefit of Warrantholder and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

(n)  Governing Law.  This Agreement have been negotiated and delivered to Warrantholder in the State of California, and shall have been accepted by Warrantholder in the State of California.  Delivery of Preferred Stock to Warrantholder by the Company under this Agreement is due in the State of California.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(o)  Consent to Jurisdiction and Venue.  All judicial proceedings arising in or under or related to this Agreement may be brought in any state or federal court of competent jurisdiction located in the State of California.  By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in San Mateo County, State of California; (b) waives any objection as to jurisdiction or venue in San Mateo County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.  Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 12(g), and shall be deemed effective and received as set forth in Section 12(g).  Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

(p)  Mutual Waiver of Jury Trial.  Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws.  EACH OF THE COMPANY AND WARRANTHOLDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE COMPANY AGAINST WARRANTHOLDER OR ITS ASSIGNEE OR BY WARRANTHOLDER OR ITS ASSIGNEE AGAINST THE COMPANY.  This waiver extends to all such Claims, including Claims that involve Persons other than Borrower and Lender; Claims that arise out of or are in any way connected to the relationship between the Company and Warrantholder; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement.

(q)  Judicial Reference.  If the Mutual Waiver of Jury Trial set forth in Section 12(p) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedures Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the California Superior Court for Santa Clara County, California.  Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.

(r)  Prejudgment Relief.  In the event Claims are to be resolved by judicial reference, either party may seek from a court of competent jurisdiction identified in Section 12(r), any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

(s)  Counterparts.  This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

(t)  Specific Performance.  The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to Warrantholder by reason of the Company’s failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable by Warrrantholder.  If Warrantholder institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that Warrantholder has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its officers thereunto duly authorized as of the Effective Date.

COMPANY:                                           NEXX SYSTEMS, INC.

By: /s/ Stanley D. Piekos

Title:    CFO

Notice Address:                                   Attn:         Stanley D. Piekos, CFO
5 Suburban Drive
Billerica, MA 01821-3904
Facsimile: (978) 932-2045

WARRANTHOLDER:                         HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By: /s/ K. Nicholas Martitsh

Title:   Associate General Counsel

Notice Address:                                   Hercules Technology Growth Capital, Inc..
Attn: Manuel Henriquez and Chief Legal Officer
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Facsimile:  650-473-9194
Telephone:  650-289-3060

EXHIBIT I

NOTICE  OF  EXERCISE

To:           [____________________________]

(1)
The undersigned Warrantholder hereby elects to purchase [_______] shares of the Series [__] Preferred Stock of [_________________], pursuant to the terms of the Warrant Agreement dated the ____ day of June, 2007 (the “Agreement”) between NEXX SYSTEMS, INC. and the Warrantholder, and [CASH PAYMENT: tenders herewith payment of the Purchase Price in full, together with all applicable transfer taxes, if any.] [NET ISSUANCE: elects pursuant to Section 3(a) of the Agreement to effect a Net Issuance.]

(2)	Please issue a certificate or certificates representing said shares of Series [__] Preferred Stock in the name of the undersigned or in such other name as is specified below.

                  __________________________________________
                                                                                      (Name)

                              __________________________________________
                  (Address)

WARRANTHOLDER:                                                HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

       By:    ____________________________________

       Title: ____________________________________

       Date: ____________________________________

EXHIBIT II

ACKNOWLEDGMENT OF EXERCISE

The undersigned [____________________________________], hereby acknowledge receipt of the “Notice of Exercise” from Hercules Technology Growth Capital, Inc., to purchase [____] shares of the Series [__] Preferred Stock of [_________________], pursuant to the terms of the Agreement, and further acknowledges that [______] shares remain subject to purchase under the terms of the Agreement.

COMPANY:                                                 NEXX SYSTEMS, INC.

       By:    ____________________________________

       Title: ____________________________________

       Date: ____________________________________

EXHIBIT III

TRANSFER NOTICE

(To transfer or assign the foregoing Agreement execute this form and supply required information.  Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Agreement and all rights evidenced thereby are hereby transferred and assigned to

___________________________________________________________________________________
(Please Print)

whose address is  _____________________________________________________________________

___________________________________________________________________________________

Dated:  ________________________________________________________

Holder’s Signature: _______________________________________________

Holder’s Address: ________________________________________________

                                                ______________________________________________________________

Signature Guaranteed:   ________________________________________________________________

NOTE:   The signature to this Transfer Notice must correspond with the name as it appears on the face of the Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Agreement.